                                                                   EXHIBIT 23.2


                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-82696 of Allen Telecom Inc. on Form S-3 of our report dated February 13, 2002, included and incorporated by reference in the Annual Report on Form 10-K of Allen Telecom Inc. for the year ended December 31, 2001, and to the use of our report dated February 13, 2002, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
February 28, 2002